Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Floating Rate Income Opportunity Fund
811-21579

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement
between the Fund and Nuveen
Fund Advisors, LLC.


   For
         16,799,844
   Against
              514,856
   Abstain
              514,132
   Broker Non-Votes
           6,080,764
      Total
         23,909,596


To approve a new sub-advisory
agreement:


   For
         16,725,876
   Against
              556,123
   Abstain
              546,833
   Broker Non-Votes
           6,080,764
      Total
         23,909,596


Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236554, on June 16, 2014.